UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2013

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2013, Insmed Incorporated (the “Company”) and Denver Road, LLC entered into a lease of laboratory and office space totaling approximately 27,435 square feet in Bridgewater, New Jersey.  The lease term ends November 30, 2019.  Under the lease, the Company is obligated to pay base rent of $438,960 per year in the initial year of the lease, which base rent rises annually and equally until it reaches $507,547 in the final year of the lease.  The Company also is obligated to pay for certain utilities, taxes and other expenses incurred by the landlord in excess of specified levels.  The lease provides the Company with certain options to lease additional space in the same building.  The Company will relocate its operations to the Bridgewater facility during 2014.  A copy of the lease is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Lease, dated December 31, 2013, between Denver Road, LLC and Insmed Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2014

INSMED INCORPORATED

By:	/s/ Christine Pellizzari
Name:	Christine Pellizzari
Title:	General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Lease, dated December 31, 2013, between Denver Road, LLC and Insmed Incorporated.